Exhibit 10.1
                          THE AMENDED AND RESTATED UNIT
                          OPTION PLAN FOR EMPLOYEES OF
                      TANGER PROPERTIES LIMITED PARTNERSHIP

        Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina (the "Partnership") adopted the Partnership Unit Option Plan for Executive and Key Employees of Tanger Properties Limited Partnership (the "Plan") on May 28, 1993. The Plan has subsequently been amended from time to time. In order to conform the Plan document to such amendments and to further amend the Plan in certain respects, the Plan has been amended and restated, effective as of July 29, 1998. This Amended and Restated Unit Option Plan for Employees of Tanger Properties Limited Partnership constitutes a complete amendment and restatement of the Plan in its entirety and a continuation of the Plan. The purposes of this Plan are as follows:

        (1) To further the growth, development and financial success of the Partnership by providing additional incentives to certain of its Employees (as defined below) who have been or will be given responsibility for the management or administration of the Partnership's business affairs, by assisting them to become owners of Units (as defined below) and thus to benefit directly from such growth, development and financial success.

        (2) To enable the Partnership to obtain and retain the services of the types of professional, technical and managerial employees considered essential to the long range success of the Partnership by providing and offering them an opportunity to become owners of Units under options.

        (3) To allow certain Employees the ability, at their election, upon the simultaneous exercise of options under the Plan and of their conversion rights under the Partnership Agreement (as defined below) to be issued and have delivered to them directly from Tanger Factory Outlet Centers, Inc. (the "Company") common shares of the Company.

                                   ARTICLE I.
                                   DEFINITIONS

        Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1.   Award Limit

        "Award Limit" shall mean 60,000 Common Shares.
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Section 1.2.   Board

        "Board" shall mean the Board of Directors of the Company.

Section 1.3.   Change in Control

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Common Shares (the "Outstanding Common Shares") or (ii) the combined voting power of the then outstanding "voting securities of the Company") entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
Section 1.3; or

        (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation

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resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of he members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        For purposes of this Plan, the "Partnership Units" of the Tanger Properties Limited Partnership shall be treated as, and aggregated with, the Common Shares and/or the "voting securities of the Company" to the extent such Partnership Units are convertible into Common Shares or voting securities, respectively.

Section 1.4.   Code

        Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5.   Committee

        "Committee" shall mean the Share and Unit Option Committee of the Board, appointed as provided in Section 6.1.

Section 1.6.   Common Shares

        "Common Shares" shall mean the Common Shares of the Company, par value $0.01 per share.

Section 1.7.   Company

        "Company" shall mean Tanger Factory Outlet Centers, Inc., a North Carolina corporation.

Section 1.8.   Company Plan

        "Company Plan" shall mean the Amended and Restated Share Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc., as amended from time to time.

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Section 1.9.   Director

        "Director" shall mean a member of the Board.

Section 1.10.  Employee

        "Employee" shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any entity which is a subsidiary of the Partnership.

Section 1.11.  Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.12.  Fair Market Value

        "Fair Market Value" of a Unit for purposes of this Plan as of a given date shall be the fair market value of a Common Share into which it may be converted, where the fair market value of a Common Share as of such date shall mean (i) the closing price of the Common Shares on the principal exchange on which Common Shares are trading on the trading day previous to such date, or, if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; (ii) if such Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the Common Shares are then listed as National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Shares are is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the fair market value of a Common Share as established by the Committee acting in good faith.

Section 1.13.  Option

        "Option" shall mean an option to purchase a Unit and to receive cash to be applied to such purchase, granted under Article III of this Plan. All Options granted under this Plan shall be non-qualified options, not intended to conform to the provisions of Section 422 of the Code.

Section 1.14.  Optionee

        "Optionee" shall mean an Employee granted an Option under this Plan.

Section 1.15.  Partnership

        "Partnership" shall mean Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina.

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Section 1.16.  Partnership Agreement

        "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Tanger Properties Limited Partnership dated as of December 16, 1993, as amended from time to time.

Section 1.17.  Partnership Unit; Unit

        "Partnership Unit" shall have the meaning ascribed to such term in the Partnership Agreement, and may be referred to herein as a "Unit."

Section 1.18.  Plan

        "Plan" shall mean the Amended and Restated Unit Option Plan for Employees of Tanger Properties Limited Partnership.

Section 1.19.  Rule 16b-3

        "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.20.  Section 162(m) Participant

        "Section 162(m) Participant" shall mean any Company Employee designated by the Committee as a Company Employee whose compensation for the fiscal year in which the Company Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

Section 1.21.  Termination of Employment

        "Termination of Employment" shall mean the time when the employee-employer relationship between an Optionee and the Partnership, the Company or any subsidiary of either of them is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) a termination where there is a simultaneous reemployment or continuing employment of such Optionee by the Partnership, (ii) at the discretion of the Committee, termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, a termination which is followed by the simultaneous establishment of a consulting relationship by the Partnership, the Company or any subsidiary of either of them with the former employee. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

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Notwithstanding any other provision of this Plan, the Partnership or the Company or the subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                   ARTICLE II.
                              UNITS SUBJECT TO PLAN

Section 2.1.   Units Subject to Plan

        The aggregate number of Units which may be issued upon exercise of Options under the Plan shall not exceed 1,500,000; provided, that effective as of the date of the next succeeding annual meeting of shareholders such number shall be increased to 1,750,000 if the shareholders approve such increase at such annual meeting. Such aggregate number shall be reduced by one for each Common Share that is issued pursuant to the exercise of options under the Company's Share Option Plan.

        The maximum number of Units which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, Units subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of Units subject to such Option is reduced, the transaction will be treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted will be counted against the Award Limit.

Section 2.2.   Add-back of Options

        If any Option expires or is canceled without having been fully exercised, the number of Units subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. Units which are delivered by the Optionee or withheld by the Partnership upon the exercise of any Option or other award under this Plan, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any Units subject to Options which are adjusted pursuant to Section 7.3 and become exercisable with respect to equity interests of another entity shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III.
                               GRANTING OF OPTIONS

Section 3.1.   Eligibility

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        Any Employee selected by the Committee pursuant to Section 3.2(a)(i)
shall be eligible to be granted an Option.

Section 3.2.   Granting of Options

        (a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

               (i) Select from among the Employees (including Employees who have previously received Options) such of them as in its opinion should be granted Options;

               (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees;

               (iii) Determine whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

        (b) Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Partnership to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of such surrendered Option or other right, may cover the same (or a lesser or greater) number of Units as such surrendered Option or other right, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of Units, exercise price, exercise period or any other term or condition of such surrendered Option or other right.

                                   ARTICLE IV.
                                TERMS OF OPTIONS

Section 4.1.   Option Agreement

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        Each Option shall be evidenced by a written Option Agreement, which shall be executed by the Optionee and the Partnership and which shall contain such terms and conditions as the Committee shall determine, and which may be amended by agreement of the parties thereto, consistent with this Plan. Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code, and Option Agreements evidencing Incentive Share Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

Section 4.2.   Exercise Price

        The exercise price per Unit subject to each Option shall be set by the Committee in its discretion; provided, however, that such price shall be no less than the Fair Market Value of a Unit on the date the Option is granted.

Section 4.3.   Option Term

        The term of an Option shall be set by the Committee in its discretion; provided, however, that, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment, or amend any other term or condition of such Option relating to such a termination.

Section 4.4.   Option Vesting

        (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

        (b) no portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Option Agreement or by action of the Committee following the grant of the Option.

        (c) In the event of a Change in Control, each Option granted to an Independent Director or to an Employee shall be exercisable as to all shares covered thereby immediately prior to the consummation of such Change in Control and subject to such consummation, notwithstanding anything to the contrary in this Section 4.4 or the vesting schedule of such Option.

Section 4.5.   Consideration

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        In consideration of the granting of an Option, the Optionee shall agree, in the written Option Agreement, to remain in the employ of the Partnership, the Company, or a subsidiary of either of them for a period of one year from the date of Option grant. Nothing in this Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Partnership, the Company or a subsidiary of either of them, or shall interfere with or restrict in any way the rights of the Partnership, the Company or such subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

                                   ARTICLE V.
                               EXERCISE OF OPTIONS

Section 5.1.   Partial Exercise

        An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Units and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of Units.

Section 5.2.   Payment Upon Exercise

        As part of the exercise of an Option pursuant to this Section 5.2, the Partnership shall pay to the Optionee, as additional compensation for his services to the Partnership, cash (the "Appreciation Consideration") equal to the excess, if any, of the Fair Market Value of a Unit on the date of exercise and the exercise price of the Option. In addition to the exercise price, the Appreciation Consideration shall be applied to the purchase of a Unit pursuant to Section 5.3(d).

Section 5.3.   Manner of Exercise

        All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Partnership prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Option Agreement:

        (a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

        (b) Such representations and documents as the Committee in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

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        (c) In the event that the Option shall be exercised pursuant to Section
7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

        (d) Full cash payment to the Partnership for the Units with respect to which the Option, or portion thereof, is exercised (which payment shall consist of the entire Appreciation Consideration and the exercise price). However, the Committee, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of Units owned by the Optionee, duly endorsed for transfer to the Partnership with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of Units then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee; or (vi) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv) and (v). In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Partnership when or where such loan or other extension of credit is prohibited by law.

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Section 5.4.   Conditions to Issuance of Unit Certificates

        The Partnership shall not be required to issue or deliver any certificate for Units purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

        (a) The admission of such Units to listing on all stock exchanges on which such series or class of Units is then listed;

        (b) The completion of any registration or other qualification of such Units under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its sole discretion, deem necessary or advisable;

        (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

        (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

        (e) The receipt by the Partnership of full payment for such Units, including payment of any applicable withholding tax; provided that under no circumstance may an Optionee exercise an Option and acquire a Unit, and if an Optionee does exercise an Option, such exercise shall be null and void and of no effect, if such exercise could, in the sole discretion of the Committee, result in income to the Company which, when considered in light of the Company's other income, could cause the Company to fail to satisfy the gross income limitations set forth in Code Section 856(c) or otherwise impair the Company's status as a REIT.

Section 5.5.   Rights as Limited Partners

        The holders of Options shall not be, nor have any of the rights or privileges of, limited partners of the Partnership in respect of any Units purchasable upon the exercise of any part of an Option unless and until certificates representing such Units have been issued to such holders; PROVIDED, HOWEVER, that the Partnership shall provide to Optionees, on an annual basis, such financial and other information as the Partnership provides to its limited partners.

Section 5.6.   Ownership and Transfer Restrictions

        The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of the Units purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Option Agreement or other written agreement between the Partnership and the Optionee and may be referred to on the certificates

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evidencing such Units. All Options and Units shall be subject to any applicable transfer restrictions required to preserve the Company's status as a REIT under the Code and to the restrictions on transfer set forth in the Partnership Agreement.

                                   ARTICLE VI.
                                 ADMINISTRATION

Section 6.1.   Share and Unit Option Committee

        The Share and Unit Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom shall be an employee of the Company and each of whom is both a "non-employee director" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

Section 6.2.   Duties and Powers of Committee

        It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan, the Option Agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any grant or Option under this Plan need not be the same with respect to each Optionee. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code (as each may be applicable), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 6.3.   Majority Rule

        The Committee shall act by a majority of its members in attendance at a meeting where quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

Section 6.4.   Compensation; Professional Assistance; Good Faith Actions

        Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Partnership, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or

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valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Partnership and all other interested persons. No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

Section 7.1.    Not Transferable

        (a) Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, with the consent of the Committee, pursuant to a transfer to the spouse and/or lineal descendants of the Optionee or to a trust, partnership or other entity the sole beneficiaries, partners or other members of which are members of the Optionee's spouse and/or lineal descendants, unless and until such Options have been exercised, or the Units underlying such Options have been issued, and all restrictions applicable to such Units have lapsed. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

        (b) During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to the foregoing paragraph. After the death of the Optionee (or transferee), any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Option Agreement or other agreement, be exercised by the personal representative of, or by any person empowered to do so under, the deceased Optionee's (or transferee's) will or under the then applicable laws of descent and distribution.

Section 7.2.   Amendment, Suspension or Termination of this Plan

        Except as otherwise provided in this Section 7.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's shareholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 7.3, increase the limits imposed in Section 2.1 on the maximum number of Units which may be issued under this Plan, and no action of the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule.

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The Award Limit may be increased by the Committee at any time and from time to time, and Options may be granted with respect to a number of Units not in excess of such increased Award Limit; provided, however, that no such increase of the Award Limit shall be effective unless and until such increase is approved by the Company's shareholders and if such approval is not obtained all Options granted with respect to a number of Units in excess of the Award Limit in effect prior to such increase shall be canceled and shall become null and void. No amendment, suspension or termination of this Plan shall, without the consent of the Optionee alter or impair any rights or obligations under any Options theretofore granted, unless the Option Agreement itself otherwise expressly so provides. No Option may be granted during any period of suspension or after termination of this Plan.

Section 7.3. Changes in Securities or Assets of the Company or the Partnership, Acquisition or Liquidation of the Company or the Partnership and Other Events

        (a) in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Units, Common Shares, other securities, or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership or the Company (including, but not limited to, a Change in Control), or exchange of Units or Common Shares or other securities of the Partnership or the Company, issuance of warrants or other rights to purchase Units or Common Shares or other securities of the Partnership or the Company, or other similar transaction or event, in the Committee's sole discretion, affects the Units or Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

               (i) the number and kind of Units (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Units which may be issued and adjustments to the Award Limit),

               (ii) the number and kind of Units (or other securities or property) subject to outstanding Options, and

               (iii) the grant or exercise price with respect to any Option.

        (b) Subject to Section 7.3(d) the event of any Change in Control or other transaction or event described in Section 7.3(a) or any unusual or nonrecurring transactions or events affecting the Partnership, the Company, any affiliate of the either of them, or the financial statements of the Partnership, the Company or any such affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized

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to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Option Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the request of the Optionee, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

               (ii) In its sole discretion, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

               (iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all Units covered thereby, notwithstanding anything to the contrary in (i) Section
        4.4 or (ii) the provisions of such Option;

               (iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities and prices; and

               (v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of Units (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

        (c) Subject to Section 7.3(d) and 7.6, the Committee may, in its discretion, include such further provisions and limitations in any Option agreement or certificate, as it may deem equitable and in the best interests of the Company.

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


        (d) With respect to any Option granted to any Section 162(m) Participant that is intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 7.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Option to fail to so qualify under Section 162(m)(4)(C), or any successor provision thereto unless the Committee determines that such Option should no longer so qualify. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of Units subject to any Option shall always be rounded to the next whole number.

Section 7.4.   Tax Withholding

        The Partnership shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Partnership withhold Units otherwise issuable under such Option (or allow the return of Units) having a Fair Market Value equal to the sums required to be withheld.

Section 7.5.   Loans

        The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee.

Section 7.6. Limitations Applicable to Section 16 Persons and Performance-Based Compensation

        Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section

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

162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 7.7    Effect of Plan Upon Options and Compensation Plans

        The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Partnership or any subsidiary. Nothing in this Plan shall be construed to limit the right of the Partnership or any subsidiary
(i) to establish any other forms of incentives or compensation for Employees
(ii) to grant or assume Options or other rights or awards otherwise than under this Plan in connection with any proper purpose including but not by way of limitation, the grant or assumption of Options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

Section 7.8.   Compliance with Laws

        This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of Units and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Partnership, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Partnership, provide such assurances and representations to the Partnership as the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.9.   Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 7.10.  Governing Law.

        This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of North Carolina without regard to conflicts of laws thereof.